Exhibit 99.1

CONTACT: Shintaro Asako MediciNova, Inc. Phone: 858-373-1500 Email: asako@medicinova.com

FOR IMMEDIATE RELEASE

MediciNova announces departure of Executive Officers

SAN DIEGO, Calif. – September 30, 2005 — MediciNova, Inc., a specialty pharmaceutical company that is publicly traded on the Hercules Market of the Osaka Securities Exchange (Code number: 4875), today announced that the Board of Directors and Takashi Kiyoizumi, MD, Ph.D, have agreed that Dr. Kiyoizumi will resign as President and CEO and a Director of MediciNova, effective immediately. The Company also announced that Brian Anderson, Chief Business Officer, has left the Company. Yuichi Iwaki, MD, Ph.D., Executive Chairman of MediciNova, will serve as acting Chief Executive Officer.

About MediciNova

MediciNova, Inc. is a publicly traded specialty pharmaceutical company focused on accelerating the global development and commercialization of innovative pharmaceutical products. MediciNova’s pipeline, which includes several compounds in clinical testing, targets a variety of prevalent medical conditions, including premature labor, cancer, asthma, multiple sclerosis and anxiety disorders. For more information on MediciNova, Inc., please visit www.medicinova.com.